EXHIBIT 2

EXECUTION VERSION SHARE PURCHASE AGREEMENT AMONG VBI VACCINES INC. AND THE INVESTORS PARTY HERETO

EXECUTION VERSION TABLE OF CONTENTS Page Article I DEFINITIONS ................................................................................................................. 1_ 1.1_ Definitions ...................................................................................................................... 1_ Article II PURCHASE AND SALE ............................................................................................... 5_ 2.1_ (a) Closing ...................................................................................................................... 5_ 2.2_ Pre-Closing and Closing Deliveries; Irrevocable Subscription. ..................................... 5_ Article III REPRESENTATIONS AND WARRANTIES ............................................................. 6_ 3.1_ Representations and Warranties of the Company .......................................................... 6_ 3.2_ Representations and Warranties of the Investors ......................................................... 10_ Article IV OTHER AGREEMENTS OF THE PARTIES ............................................................ 17_ 4.1_ Transfer Restrictions. ................................................................................................... 17_ Article V CONDITIONS .............................................................................................................. 19_ 5.1_ Conditions Precedent to the Obligations of the Investors ............................................ 19_ 5.2_ Conditions Precedent to the Obligations of the Company ........................................... 19_ Article VI INDEMNIFICATION ................................................................................................. 20_ 6.1_ Indemnification of Investors ........................................................................................ 20_ 6.2_ Conduct of Indemnification Proceedings ..................................................................... 21_ Article VII MISCELLANEOUS................................................................................................... 21_ 7.1_ Termination .................................................................................................................. 21_ 7.2_ Fees and Expenses ........................................................................................................ 21_ 7.3_ Entire Agreement; Further Assurances ........................................................................ 21_ 7.4_ Notices.......................................................................................................................... 22_ 7.5_ Amendments; Waivers ................................................................................................. 22_ 7.6_ Construction ................................................................................................................. 22_ 7.7_ Successors and Assigns ................................................................................................ 22_ 7.8_ No Third-Party Beneficiaries ....................................................................................... 22_ 7.9_ Governing Law; Venue; Waiver of Jury Trial ............................................................. 22_ 7.10_ Survival ........................................................................................................................ 23_ 7.11_ Execution...................................................................................................................... 23_ 7.12_ Severability................................................................................................................... 23_ 7.13_ Independent Nature of Investors' Obligations and Rights ........................................... 23_ 7.14_ Representations ............................................................................................................ 24_ EXHIBITS EXHIBIT A-1 EXHIBIT A-2 EXHIBIT A-3 APPENDIX 1 TO EXHIBIT A-3 EXHIBIT B

EXECUTION VERSION SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT, dated as of December 5, 2016 (this "Agreement"), is by and among VBI Vaccines Inc., a corporation organized under the laws of British Columbia, Canada (the "Company"), and each investor identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors"). RECITALS A. The Company and each Investor are executing and delivering this Agreement in reliance upon the exemptions from registration afforded by, in the case of U.S. Investors, Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") thereunder, and, in the case of non-U.S. Investors, Regulation S ("Regulation S"), as promulgated by the SEC under the Securities Act. B. Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, that aggregate number of the Company's common shares, no par value per share ("Common Shares"), determined in accordance with Section 2.2(c) (the aggregate amount of Common Shares purchased by all Investors together, the "Purchased Shares"). NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors, intending to be legally bound hereby, agree as follows: ARTICLE I DEFINITIONS 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated: "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. "Agreement" has the meaning set forth in the Preamble. "Business Day" means a day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the SEC or banks in the City of New York are authorized or required by law to be closed or (iv) a statutory or civic holiday in Vancouver, British Columbia. "Closing" means the closing of the purchase and sale of the Purchased Shares pursuant to Section 2.1. "Closing Date" means the date on which all of the conditions set forth in Article V (other than those to be satisfied at the Closing) shall have been satisfied or waived.

EXECUTION VERSION "Commission" means the U.S. Securities and Exchange Commission. "Common Shares" has the meaning set forth in the Recitals. "Company" has the meaning set forth in the Preamble. "Company Financial Statements" has the meaning set forth in Section 3.1(g). "Exchange Act" means the Securities Exchange Act of 1934, as amended. "FINRA" has the meaning set forth in Section 3.2(d). "GAAP" means United States generally accepted accounting principles. "IFRS" means International Financial Reporting Standards, as adopted by the International Accounting Standards Board, consistently applied during the periods involved. "Indebtedness" means, with respect to any Person, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which is classified as a capital lease, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by such Person, even though such Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness. "Indemnified Person" has the meaning set forth in Section 6.2. "Investment Amount" has the meaning set forth in Section 2.2(a). "Investor" has the meaning set forth in the Preamble. "Investor Party" has the meaning set forth in Section 6.1. "Lien" means any lien, charge, claim, security interest, pledge encumbrance, right of first refusal, preemptive right or other restriction. 2

EXECUTION VERSION "Material Adverse Effect" means any condition, circumstance, or situation that may result in, or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform its obligations hereunder or under any of the Transaction Documents in any material respect on a timely basis; provided, however, that with respect to the immediately preceding clause (ii), none of the following shall be deemed in themselves to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States, the State of Israel or any other geographic region in which the Company and its subsidiaries conduct business (except, in each case, to the extent that the Company or such subsidiary is disproportionately adversely affected relative to other participants in the industries in which the Company or such subsidiary participate), (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (c) conditions (or changes therein) in any industry or industries in which the Company operates (including seasonal fluctuations) to the extent that such conditions do not disproportionately have a greater adverse impact on the Company and its subsidiaries, taken as a whole, relative to other companies operating in such industry or industries, (d) the announcement or pendency of this Agreement and the transactions contemplated hereby or (e) changes in applicable law, GAAP or IFRS (or, in each case, any interpretations thereof). "Material Contract" means any contract of the Company that has been filed or was required to have been filed pursuant to Item 601(b)(10) of Regulation S-K or Section 12.2 of National Instrument 51-102 - Ongoing Requirements for Issuers and Insiders, as applicable. "NI 45-106" has the meaning set forth in Section 3.2(f). "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity. "PCMLTFA" has the meaning set forth in Section 3.2(v). "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing. "Public Disclosure Record" means the Registration Statement on Form F-4 filed by the Company with the Commission (Registration No. 333-208761) as declared effective by the Commission on April 8, 2016 and all documents and information filed by the Company under applicable securities laws on the System for Electronic Document Analysis Retrieval (SEDAR) and on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), during the period commencing on the effective date of such Registration Statement and ending on the Closing Date. 3

EXECUTION VERSION "Purchase Price" means $3.05 per Common Share. "Purchased Shares" has the meaning set forth in the Recitals. "Regulation D" has the meaning set forth in the Recitals. "Representatives" has the meaning set forth in Section 7.14. "Required Approvals" has the meaning set forth in Section 3.1(o). "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act. "SEC" has the meaning set forth in the Recitals. "Securities Act" has the meaning set forth in the Recitals. "Short Sales" means and includes, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. "Subsidiary" means any corporation, association or other business entity of which the entity in question: (i) owns or controls fifty percent (50%) or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, that there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity); (ii) in the case of partnerships, serves as a general partner; (iii) in the case of a limited liability company, serves as a manager or a managing member; (iv) otherwise has the ability to elect a majority of the directors, trustees, managers, or managing members thereof; or (v) under GAAP or IFRS, as applicable, consolidates in its financial statements. "Trading Day" means (i) a day on which the Common Shares are traded on the Trading Market or (ii) if the Common Shares are not listed or quoted on the Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in the immediately preceding clauses (i) or (ii), then Trading Day shall mean a Business Day. "Trading Market" means the NASDAQ Capital Market. "Transaction" has the meaning set forth in Section 3.2(o). "Transaction Documents" means this Agreement, including the schedules and exhibits attached hereto, and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement. 4

EXECUTION VERSION "Transfer Agent" means Computershare Investor Services Inc. or any successor transfer agent for the Company. "TSX" means the Toronto Stock Exchange. ARTICLE II PURCHASE AND SALE 2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Investor, and such Investor shall, severally and not jointly with any other Investor, purchase from the Company, such number of Purchased Shares determined in accordance with Section 2.2(c). The date and time of the Closing shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place by electronic communication and delivery of the items to be delivered at Closing by facsimile or other electronic transmission. 2.2 Pre-Closing and Closing Deliveries; Irrevocable Subscription. (a) Prior to the Closing, each Investor shall deliver to a Company account, pursuant to the wire instructions which are provided as Exhibit B hereto (the "Company Account"), the aggregate amount such Investor desires to invest in Purchased Shares, as set forth on such Investor's signature page to this Agreement, in U.S. dollars and in immediately available funds (the "Investment Amount"), which Investment Amount shall be returned to the Investor by the Company solely in the event of a termination of this Agreement pursuant to Section 7.1. (b) At or prior to the Closing, each Investor shall also deliver or cause to be delivered to the Company the following: (i) a completed and executed Investor signature page to this Agreement; (ii) a completed Investor Questionnaire in the form attached hereto as Exhibit A-1; (iii) a completed and executed copy of the Investor Certificate attached hereto as Exhibit A-2; and (iv) a completed and executed copy of the Canadian Investor Certificate attached hereto as Exhibit A-3. (c) At the Closing, the Company shall deliver or cause to be delivered to each Investor a copy of the Company's instructions to its Transfer Agent, instructing the Transfer Agent to issue in book entry form, inclusive of such restrictive and other legends as set forth in Section 4.1, a number of Purchased Shares equal to such Investor's Investment Amount divided by the Purchase Price (rounded down to the nearest whole share), registered in the name of such Investor. The Company shall, promptly following Closing, return to each Investor the balance of 5

EXECUTION VERSION such Investor's Investment Amount, if any, that would have otherwise been used to acquire a fractional Common Share. (d) Each Investor acknowledges and agrees that such Investor's delivery of each item required to be delivered by such Investor pursuant to Section 2.2(a) and Section 2.2(b) is irrevocable prior to Closing, unless and until this Agreement is terminated in accordance with Section 7.1. ARTICLE III REPRESENTATIONS AND WARRANTIES 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows: (a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (other than as required pursuant to that certain Amended and Restated Credit Agreement and Guaranty, dated as of the date hereof, by and among the Company; Variation Biotechnologies (US), Inc.; Perceptive Credit Holdings, LP; and the Guarantors thereto (as defined therein) (the "Credit Agreement") and the restrictions on transfer arising under applicable securities laws), and all issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. (b) Organization and Qualification. The Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted seeking to revoke, limit or curtail such power or authority or qualification. (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its shareholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the 6

EXECUTION VERSION Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. (d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Purchased Shares and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, as applicable, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (including any Material Contract), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not have or reasonably be expected to result in a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject or by which any material property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such violation would not have or reasonably be expected to result in a Material Adverse Effect. (e) The Purchased Shares. The Purchased Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws) and will not be subject to preemptive or similar rights of shareholders (other than those imposed by the Investors). (f) Capitalization. All outstanding shares of capital stock of the Company and of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company or such Subsidiary. (g) Securities Laws Matters; Financial Statements. The Company has filed all documents required to be filed by it in accordance with applicable securities laws with the TSX and all other applicable regulatory authorities. All such documents and information comprising the Public Disclosure Record, as of their respective dates (or, if amended, as of the date of such amendment), (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (2) complied in all material respects with the requirements of applicable securities laws, and any amendments to the Public Disclosure Record required to be made have been filed on a timely basis with the applicable 7

EXECUTION VERSION regulatory authorities and the TSX. The Company has not filed any confidential material change report with any applicable regulatory authorities or the TSX that at the date of this Agreement remains confidential. The Company's audited consolidated financial statements as at and for the fiscal years ended December 31, 2015 and 2014 (including the notes thereto), as included in the Public Disclosure Record (collectively, the "Company Financial Statements"), were prepared in accordance with IFRS consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of the Company's independent auditors, or (ii) in the case of unaudited interim statements, are subject to normal period-end adjustments (none of which are material, individually or in the aggregate) and may omit notes which are not required by applicable laws in the unaudited statements) and present fairly in all material respects the consolidated financial condition, results of operations, changes in financial position of the Company and its Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments, none of which are material, individually or in the aggregate) and reflect reserves required by IFRS or GAAP, as applicable, in respect of all material contingent liabilities, if any, of the Company and its Subsidiaries on a consolidated basis. Other than the Company changing its accounting principles from IFRS to GAAP commencing with the first quarter of 2016, there has been no material change in the Company's accounting policies, except as described in the notes to the Company Financial Statements, since December 31, 2015. All Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the Public Disclosure Record. (h) Absence of Litigation. Except as disclosed in the Public Disclosure Record, there is no action, suit, claim, or Proceeding pending, or, to the Company's knowledge, threatened, before or by any court, public board, government agency, self-regulatory organization or body that adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or that would, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect. (i) Compliance. Except as would not, individually or in the aggregate, have or be reasonably likely to result in a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement (including any Material Contract) or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) neither the Company nor any Subsidiary is in violation of any order of any court, arbitrator or governmental body, or (iii) neither the Company nor any Subsidiary is or has been in violation of any statute, rule or regulation of any governmental authority. (j) Title to Assets. Neither the Company nor any Subsidiary owns real property. The Company and each Subsidiary has good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or are reasonably likely to result in a Material Adverse Effect. Any real property 8

EXECUTION VERSION and facilities held under lease by the Company or any Subsidiary is held by it under valid, subsisting and enforceable leases of which the Company and each Subsidiary is in material compliance. (k) Intellectual Property. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except for matters described in the Public Disclosure Record, or matters which would not be reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries do not have any knowledge of any violation or infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company, there is no claim, action or Proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other violation or infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (l) Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company and each Subsidiary is engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business. (m) Internal Accounting Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (n) Indebtedness. Except as disclosed in the Public Disclosure Record, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, (ii) is in violation of any term of and is not in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the reasonable judgment of the Company's officers, would have or is expected to result in a Material Adverse Effect. 9

EXECUTION VERSION (o) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, provincial or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Purchased Shares), other than (i) filings required by applicable securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D, (iii) the filing with the securities commissions in the applicable jurisdictions in Canada, within 10 days from the date of the sale of the Purchased Shares, of a Form 45-106F1 or Form 45-106F6, as applicable, prepared and executed in accordance with applicable securities laws and accompanied by the prescribed fees, if any, (iv) the filing of any requisite notices and/or application(s) to the applicable Trading Market, any national securities exchange or the TSX for the issuance and sale of the Purchased Shares and the listing of the Purchased Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby and (v) those that have been made or obtained prior to the date of this Agreement (collectively, the "Required Approvals"). (p) Certain Fees. Except with respect to compensation payable to Laidlaw & Company (UK) Ltd. and any of the Company's officers, directors and employees, no brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1 that may be due in connection with the transactions contemplated by the Transaction Documents. (q) Private Placement. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2 and their compliance with their agreements contained in this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Investors pursuant to the terms of this Agreement. (r) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of general solicitation or general advertising. 3.2 Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows: (a) Organization; Authority. Such Investor, if such Investor is not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Purchased Shares hereunder and the consummation of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership or other action on the part of such Investor. This Agreement and the Transaction Documents to which such Investor is a party or has or will execute have 10

EXECUTION VERSION been duly executed and delivered by such Investor and constitute the valid and binding obligations of such Investor, enforceable against it in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. (b) Legal Capacity. If the Investor is an individual, the Investor is of the full age of majority in the jurisdiction in which this Agreement is executed and is legally competent to execute, deliver and be bound by this Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Investor hereunder. (c) No Public Sale or Distribution. Such Investor is acquiring the Purchased Shares in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable securities laws, and such Investor does not have a present arrangement to effect any distribution of any of the Purchased Shares to or through any person or entity. (d) Non-U.S. Person. If such Investor's address as set forth on such Investor's signature page to this Agreement is not a U.S. address, then such investor represents and warrants that he, she or it is not a "U.S. person" as defined in Rule 902 of Regulation S. (e) Accredited Investor; Investor Status. Such Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. ("FINRA") or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company in such Investor's Questionnaire, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the FINRA or an entity engaged in the business of being a broker dealer. (f) Canadian Prospectus Exemption. Such Investor is purchasing the Purchased Shares with the benefit of the prospectus exemption provided by Section 2.3 of National Instrument 45-106 - Prospectus Exemptions ("NI 45-106") (that is, such Investor is purchasing as principal and is an "accredited investor" within the meaning of Section 1.1 of NI 45-106); and is either purchasing the Purchased Shares as principal for its own account, or is deemed to be purchasing the Purchased Shares as principal for its own account in accordance with applicable securities laws. (g) Creation of Accredited Investor Status. If the Investor is an "accredited investor" in reliance on paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106, the Investor was not created or used solely to purchase or hold securities as an accredited investor under that paragraph (m). 11

EXECUTION VERSION (h) Insider Status. Such Investor either (A) is not an "insider" of the Company or a "registrant" (each as defined under applicable British Columbia securities laws) or (B) has identified itself to the Company as either an "insider" or a "registrant" (each as defined under applicable British Columbia securities laws). (i) Purchasers in Jurisdictions other than the U.S. and Canada. If the Investor, or any beneficial person for whom the Investor is acting, is a resident of or otherwise subject to the securities legislation of a jurisdiction other than the U.S. and Canada: (i) it is knowledgeable of, or has been independently advised so as to, the applicable securities legislation in the jurisdiction of its residence which would apply to this Agreement. The delivery of this Agreement and the purchase of the Purchased Shares by such Investor does not contravene the applicable laws (including applicable securities legislation) in the jurisdiction in which it is resident or to which it is subject and does not trigger any obligation to prepare and file a prospectus, registration statement or similar document, or any other report with respect to such purchase, or any registration or other obligation or reporting requirement on the part of the Company, and it will provide such evidence of compliance with all such matters as the Company may request; and (ii) the Investor certifies that it is not resident in British Columbia and acknowledges that (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Shares; (b) there is no government or other insurance covering the Purchased Shares; (c) there are risks associated with the purchase of the Purchased Shares; (d) there are restrictions on the Investor's ability to resell the Purchased Shares and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Purchased Shares; and (e) the Company has advised the Investor that the Company is relying on an exemption from the requirements to provide the Investor with a prospectus and to sell the Purchased Shares through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Investor; (j) General Solicitation. Such Investor is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement. Neither such Investor, nor any Person acting on behalf of such Investor, has offered or sold, and does not presently intend to offer and sell at any future time, any Purchased Shares by any form of general solicitation or general advertising. (k) Experience of Such Investor; Risk of Loss. Such Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of its investment in the Purchased Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment. Such Investor has the ability to 12

EXECUTION VERSION bear the economic risks of its prospective investment in the Purchased Shares and can afford the complete loss of such investment. (l) Access to Information. Such Investor acknowledges that it has reviewed this Agreement and the Public Disclosure Record and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information (other than material non-public information) about the Company and each Subsidiary and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. (m) No Governmental Review. Such Investor understands that no U.S. federal or state agency, provincial securities commissions or similar regulatory authority in Canada or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares. Such Investor acknowledges that there is no government or other insurance covering the Purchased Shares. (n) No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby or perform its obligations hereunder. (o) Prohibited Transactions; Confidentiality. Such Investor has not, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with such Investor has, engaged in any purchases or sales in any of the Company's securities, including derivatives thereof, including, without limitation, any Short Sales involving any of the Company's securities (a "Transaction"), since the time that such Investor was first contacted by the Company or any other Person regarding an investment in the Company. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with such Investor will engage, directly or indirectly, in any Transactions in the securities of the Company prior to the time the transactions contemplated by this Agreement are publicly disclosed. (p) No Legal, Tax or Investment Advice. Such Investor understands and agrees that nothing in this Agreement or any other materials presented by or on behalf of the 13

EXECUTION VERSION Company to such Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Purchased Shares. (q) Reliance on Exemptions. Such Investor understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of applicable securities laws, including the requirements to provide the Investor with a prospectus and to sell securities through a person registered to sell securities under applicable Canadian securities laws, and that the Company is relying upon the truth and accuracy of, and such Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Purchased Shares. As a result of acquiring the Purchased Shares pursuant to such exemptions: (i) such Investor may be restricted from using some of the protections, rights and remedies otherwise available under applicable Canadian securities laws, including statutory rights of rescission or damages in the event of a misrepresentation; (ii) such Investor may not receive information that would otherwise be required to be provided to it under applicable Canadian securities laws; and (iii) the Company is relieved from certain obligations that would otherwise apply under applicable Canadian securities laws. (r) Residency. Such Investor is a resident of that jurisdiction specified on such Investor's signature page to this Agreement. (s) Transfer or Resale. Such Investor understands that: (i) the Purchased Shares have not been and are not being registered under the Securities Act, any U.S. state securities laws or the laws of any foreign country or other jurisdiction, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Purchased Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of the Purchased Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Purchased Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder or any other limited exemptions and requirements under applicable Canadian securities laws; and (iii) neither the Company nor any other Person is under any obligation to register the Purchased Shares under the Securities Act, any state securities laws 14

EXECUTION VERSION or any foreign securities laws or to comply with the terms and conditions of any exemption thereunder. (t) U.S. Legends. Such Investor understands that the certificates or other instruments representing the Purchased Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and restrictive legends in substantially the following forms (and a stop-transfer order may be placed against transfer of such stock certificates): THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL SIX MONTHS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING THEREOF AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. NO HEDGING TRANSACTION CAN BE CONDUCTED WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. Such Investor understands that the legends set forth above shall be removed and the Company shall issue a certificate or other instrument without such legend to the holder of the Purchased Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Purchased Shares (x) are registered for resale pursuant to an effective registration statement under the Securities Act and (y) are resold pursuant to such registration statement or (ii) in connection with a sale, assignment or other transfer pursuant to Rule 144, such holder provides 15

EXECUTION VERSION the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer may be made in compliance with Rule 144. (u) Canadian Legends. (i) Until the date that is four months and one day following the Closing Date, any physical certificates representing the Purchased Shares must bear a legend substantially in the following form: UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER 21, 2016. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE "TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TSX. (ii) In the event that the Purchased Shares are entered into a direct registration or other electronic book entry system, or if the Investor did not directly receive a certificate representing the Purchased Shares, the Company has hereby provided the Investor with written notice pursuant to section 2.5(2)(3.1) of National Instrument 45-102 - Resale of Securities that: UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF COMMON SHARES MUST NOT TRADE THE COMMON SHARES BEFORE OCTOBER 21, 2016." (v) Not Proceeds of Crime. The funds representing the Investment Amount which will be advanced by such Investor hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as may be amended from time to time (the "PCMLTFA") and such Investor acknowledges that the Company may in the future be required by law to disclose such Investor's name and other information relating to this Agreement and such Investor's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge: (i) none of the funds representing the Investment Amount to be provided by such Investor: (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to such Investor; and (ii) such Investor shall promptly notify 16

EXECUTION VERSION the Company if such Investor discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith. ARTICLE IV OTHER AGREEMENTS OF THE PARTIES 4.1 Transfer Restrictions. (a) The Investors covenant that the Purchased Shares will be disposed of only pursuant to an effective registration statement or prospectus under, and in compliance with the requirements of, the Securities Act and applicable Canadian securities laws or pursuant to an available exemption from the registration or prospectus requirements of the Securities Act or applicable Canadian securities laws, as applicable, and in compliance with applicable state securities laws. In connection with any transfer of Purchased Shares other than pursuant to an effective registration statement, prospectus or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Purchased Shares by an Investor to an Affiliate of such Investor, provided that such transfer does not involve a "sale" within the meaning of Section 2(a)(3) of the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Purchased Shares. (b) The Investors agree to the imprinting, until no longer required by this Section 4.1, of the legends, in substantially the following form, on any certificate or other instrument evidencing any of the Purchased Shares: THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL SIX MONTHS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING THEREOF AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. NO HEDGING TRANSACTION CAN BE CONDUCTED WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. 17

EXECUTION VERSION THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. (c) The Investors agree that any physical certificates evidencing the Purchased Shares will be endorsed with, or the ownership statement issued under a direct registration system or other electronic book-entry system will bear, a legend setting out resale restrictions under applicable Canadian securities laws in substantially the following form: UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 6, 2017. Additionally, the Investors agree that any physical certificates representing the Purchased Shares will be endorsed with a legend setting out resale restrictions pursuant to policies of the TSX in substantially the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE "TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TSX. Certificates or another instrument evidencing the Purchased Shares shall not be required to contain such legend or any other legend (i) following any sale of such Purchased Shares pursuant to an effective registration statement or prospectus under the Securities Act or Canadian securities laws, as applicable, (ii) pursuant to Rule 144 if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Purchased Shares can be sold under Rule 144 or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial 18

EXECUTION VERSION interpretations and pronouncements issued by the Staff of the SEC). The Company may not make any notation on its records or give instructions to the Transfer Agent that expand the restrictions on transfer set forth in this Section 4.1. ARTICLE V CONDITIONS 5.1 Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire Purchased Shares at the Closing is subject to the satisfaction, unless waived in writing by such Investor, at or before the Closing, of each of the following conditions: (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date). (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing. (c) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect. (d) Transaction Documents. The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Investors. (e) No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents. (f) Closing Deliveries. The Company shall have delivered or caused to be delivered, all of the items required by Section 2.2(c). 5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Purchased Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions: (a) Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of the Closing Date (except for those representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specified date). 19

EXECUTION VERSION (b) Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing. (c) Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Shares (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect. (d) Deliverables. The Investors shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company. The Investors shall have delivered to the Company those items required by Section 2.2(a) and Section 2.2(b). (e) No Injunction. No Proceeding shall have been filed and no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered or promulgated by any court or governmental authority of competent jurisdiction that prohibits or seeks to prohibit or otherwise challenges the consummation of any of the transactions contemplated by the Transaction Documents. (f) Closing Deliveries. The Investors shall have delivered or caused to be delivered, all of the items required by Section 2.2(b). ARTICLE VI INDEMNIFICATION 6.1 Indemnification of Investors. The Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and reasonable costs of investigation that any such Investor Party may suffer or incur, as a result of or relating to third party claims against such Investor relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, provided that that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within six months from the Closing. The Company will not be liable to any Investor Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party's breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement or in the other Transaction Documents. 20

EXECUTION VERSION 6.2 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 6.1, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, and shall assume the payment of all fees and expenses; provided, however , that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them in such proceeding; provided, that, in the case of the foregoing clauses (i) through (iii), the Company shall not pay for more than one counsel for all Indemnified Persons. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding. ARTICLE VII MISCELLANEOUS 7.1 Termination. This Agreement may be terminated at any time prior to Closing upon notice by the Company to the Investors of such termination. 7.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Purchased Shares. 7.3 Entire Agreement; Further Assurances. The Transaction Documents, together with the Exhibits, Annexes and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. 21

EXECUTION VERSION 7.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 7.4 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 7.4 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person. 7.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding or having the right to acquire a majority of the Purchased Shares at the time of such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. 7.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. None of the parties may assign this Agreement or any of its respective rights or obligations hereunder without the prior written consent of the other parties; provided, however this Agreement may be assigned by the Company or any Investor to any corporation or association into which the Company or any Investor, as applicable, may be merged or converted or with which it may be consolidated, or any corporation, association or other similar entity resulting from any merger, conversion or consolidation to which the Company or the Investor shall be a party, as applicable, without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties to this Agreement except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding. 7.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. 7.9 Governing Law; Venue; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE 22

EXECUTION VERSION STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. 7.10 Survival. Unless this Agreement is terminated under Section 7.1, the representations and warranties, agreements and covenants contained herein shall survive indefinitely. Notwithstanding any termination of this Agreement pursuant to Section 7.1, the provisions of Article VII shall survive indefinitely. 7.11 Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof. 7.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement. 7.13 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents. The decision of each Investor to purchase Common Shares pursuant to this Agreement has been made by such 23

EXECUTION VERSION Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. 7.14 Representations. Each Investor agrees that, except for the representations and warranties contained in Section 3.1, the Company makes no other representations or warranties, and the Company hereby disclaims any other representations or warranties made by itself or any of its directors, officers employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, "Representatives"), with respect to the execution and delivery of this Agreement and the other Transaction Documents, notwithstanding the delivery or disclosure to any other party or any other party's Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Company in this Agreement, each of the Investors agrees that neither the Company nor any of its Subsidiaries makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it with respect to the Company or any of its Subsidiaries or the business, operations or affairs of the Company or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made in this Agreement. [SIGNATURE PAGES FOLLOW] 24

IN WITNESS WHEREOF, the parties hereto have executed or caused this Share Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. VBI Vaccines Inc. By: Name: Jeff Baxter Title: Chief Executive Officer Address for Notice: 222 Third Street, Suite 2241 Cambridge, MA 02142 Facsimile No.: 888.391.2579 Email: JBaxter@vbivaccines.com Attn: Jeff Baxter, CEO With a copy to: Mitchell Silberberg & Knupp LLP 11377 W. Olympic Blvd. Los Angeles, CA 90064 Facsimile No.: 310.312.3100 Email: kxf@msk.com Attn: Kevin Friedmann, Esq. COMPANY SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT 7821751.6/46910-00004 8374187.2/46910-00004